UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PACCAR FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Washington	91-6029712
(State of incorporation)	(I.R.S. Employer Identification No.)

777 – 106th Ave N.E., Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
1.100% Fixed Medium-Term Note, Series P Due May 11, 2026	The Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-228141

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The material set forth in the sections captioned “Description of Notes” and “Description of Securities” in the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-228141) filed with the Securities and Exchange Commission on November 2, 2018 is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

1.

Indenture for Senior Debt Securities dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 dated November 20, 2009, Registration Number 333-163273).

2.	Form of Medium-Term Note, Series P (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 dated November 2, 2018, Registration Number 333-228141).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACCAR Financial Corp.

Date: July 8, 2021		Date: July 8, 2021

By:	/s/ Rick C. Strauss	By:	/s/ Ulrich Kammholz
	R. C. Strauss		U. Kammholz
	Treasurer		Authorized Signatory